Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-70203, 333-73053, 333-45276, 333-45284, 333-126939, and 333-128126) and in the Registration Statements on Form S-3 (Nos. 333-64544 and 333-135285) of King Pharmaceuticals, Inc. of our report dated February 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
Raleigh, North Carolina
February 28, 2008